SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 31, 2006


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

        0-22916                                                   04-2601571
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts                  01960
 (Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13c-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)


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
Item 1.01.  Entry into a Material Definitive Agreement

     On March 31, 2006, the Company entered into an agreement with Medical Information Technologies, Inc., ("Meditech"), an unaffiliated Massachusetts Corporation, pursuant to which the Company has agreed to purchase the right to use licensed software, developed and maintained by Meditech, for the billing and tracking of the Company's treatment facilities revenue and receivables.

     The total purchase price of the agreement is $462,431, of which 10% was paid upon signing the purchase agreement, 40% is due upon delivery of the software, which is expected to be approximately six months from the signing date, 40% is due 90 days following software delivery and 10 % is due 180 days following software delivery.

     The Company has been in discussion with lease financing companies and believes that opportunities to convert the purchase to a lease with a nominal buy-out wil be available for the software. The Company also expects to lease approximately $200,000 in additional hardware in order to best utilize the Meditech software features under a thirty-six month capital lease with a fair market value buy-out.


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
SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    PHC, INC.


Date: April 5, 2006                                 By:  /s/ Bruce A. Shear
                                                             Bruce A. Shear
                                                             President



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